Exhibit 99.1
News Release

Mirion Technologies Announces First Quarter 2022 Financial Results and Updates Full Year Guidance
•Revenues for the first quarter decreased 1.8% to $163.2 million, compared to $166.2 million in the same period in 2021. Adjusted revenues decreased by 4.3% compared to the first quarter of 2021.
•Net loss was $19.0 million in the first quarter, an improvement from a net loss of $40.7 million in the same period last year. Adjusted EBITDA was $34.9 million for the quarter, a 12.5% decrease from $39.9 million in the same period last year.
•GAAP net loss per share for the first quarter was $0.10. Adjusted earnings per share for the same period was $0.10.
•The company updated full year 2022 guidance and is now expecting organic adjusted revenue growth of 4% to 6% and adjusted EBITDA of $170 million to $180 million and adjusted EPS of $0.44-$0.49.
Atlanta, GA – May 4, 2022 – Mirion Technologies, Inc. (“Mirion,” "we" or the "company") (NYSE: MIR), a global provider of radiation detection, measurement, analysis and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for its fiscal quarter ended March 31, 2022.
“Our teams responded well to the myriad of operating challenges that our company faced in the first quarter of 2022. Difficult comparisons on the industrial side of our business compared to the first quarter of 2021, continuing supply chain hurdles and customer project delays brought on by the Ukraine conflict represented headwinds during the quarter,” stated Thomas Logan, Mirion’s Chief Executive Officer. “Despite these challenges, we continued to experience strong engagement and order inflows across our product portfolio. We remain committed to executing on our company strategy and are confident in our competitive positioning heading into the remainder of 2022 and beyond.”
“I believe that the Mirion team performed admirably as they managed through the variety of headwinds present across the company’s international operating profile,” added Larry Kingsley, Chairman of Mirion’s Board. “While challenging in the short-term, it is important to remember that this is an incredibly resilient business led by a team that has proven they can deliver in the face of a challenging operating environment. Our end markets are healthy and our team has the right strategy in place to deliver strong results for the rest of 2022.”
Updated 2022 Outlook
“Following the conclusion of our first quarter and analyzing the current global operating environment, we are updating our full year 2022 guidance,” continued Mr. Logan. “These updates reflect the removal of remaining Russian-related projects from our 2022 guidance, largely offset with new opportunities in the defense and nuclear power sectors. We don’t have the ability to project how the situation in Ukraine may affect our business in the future and felt it prudent to provide guidance that reflects current expectations.”
Mirion is now expecting the following results for the fiscal year and 12-month period ending December 31, 2022:
•Organic adjusted revenue growth of 4% - 6%, versus prior expectations of 5% - 7%
•Adjusted EBITDA of $170 million - $180 million, compared to prior guidance of $175 million - $185 million
•Adjusted EPS of $0.44 - $0.49, which is down from the previous range of $0.45 - $0.50
•Adjusted free cash flow of $75 million - $95 million, compared to prior guidance of $90 million - $110 million
CIRS is expected to deliver approximately 2% incremental inorganic revenue growth and foreign exchange rates are now expected to result in an approximately negative 2.5% impact to reported adjusted revenue growth. The guidance for organic adjusted revenue growth excludes the impact of foreign exchange rates as well as mergers and acquisitions.

Exhibit 99.1
News Release

Other modelling and guidance assumptions include the following:
•Euro to U.S. Dollar foreign exchange conversion rate of 1.10
•Net interest expense of approximately $38 million (approximately $34 million of cash interest)
•Approximately 181 million shares of Class A common stock outstanding (excludes 8.6 million shares of Class B common stock, 27.2 million warrants, 18.8 million founder shares, subject to vesting, 1.0 million restricted stock units, 0.2 million performance stock units and a further 24.7 million shares reserved for future equity awards (subject to annual automatic increases))
The Company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for adjusted revenue, organic adjusted revenue adjusted EBITDA, adjusted EPS and adjusted free cash flow are not available without unreasonable effort.
Conference Call
Mirion will host a conference call today, May 4, 2022 at 11:00 a.m. ET to discuss its financial results. Participants may access the call by dialing 1-844-826-3033 or 1-412-317-5185, and requesting to join the Mirion Technologies, Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until May 18, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 10166161. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future growth prospects, future financial and operating performance, including our financial guidance and outlook, our order book and backlog, our growth strategy and positioning, market trends, including supply chain hurdles and the Russia-Ukraine conflict, our competitive positioning, any future mergers and acquisitions, our future share capitalization and any exercise, exchange or other settlement of our outstanding warrants and other securities. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology disruption or security; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from acquisitions, including any synergies, or internal restructuring and improvement efforts; our ability to issue equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; risks associated with our limited history of operating as an independent company; the impact of the global COVID-19 pandemic, including the availability, acceptance and efficacy of vaccinations, treatments and laws and regulations with respect to vaccinations, on our projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward- looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release.

Basis of Presentation
As a result of the business combination (the "Business Combination") with GS Acquisition Holdings Corp II ("GSAH"), the Company’s financial statement presentation distinguishes Mirion TopCo as the “Predecessor” until the closing date of the Business Combination, October 20, 2021 (the “Closing Date”). Mirion, which includes the combination of Mirion

Exhibit 99.1
News Release
TopCo and GSAH subsequent to the Business Combination, is the “Successor” for periods starting from the Closing Date. As a result of the application of the acquisition method of accounting in the Successor period, the financial statements for the Successor period are presented on a full step-up basis as a result of the Business Combination, and are therefore not comparable to the financial statements of the Predecessor period that are not presented on the same full step-up basis due to the Business Combination. Mirion adopted a calendar year fiscal year in connection with the closing of the Business Combination.

About Mirion
Mirion Technologies is a leading provider of detection, measurement, analysis and monitoring solutions to the nuclear, defense, medical and research end markets. The organization aims to harness its unrivaled knowledge of ionizing radiation for the greater good of humanity. Headquartered in Atlanta (GA – USA), Mirion employs around 2,600 people and operates in 13 countries. For more information, and for the latest news and content from Mirion, visit ir.mirion.com.
Contacts
For investor inquiries:
Jerry Estes
ir@mirion.com
For media inquiries:
Matthew Maddox
mmaddox@mirion.com

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	Successor
	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$84.2	$84.0
Restricted cash	1.0	0.6
Accounts receivable, net of allowance for doubtful accounts	138.6	157.4
Costs in excess of billings on uncompleted contracts	60.7	56.3
Inventories	123.2	123.6
Prepaid expenses and other currents assets	28.8	31.5
Total current assets	436.5	453.4
Property, plant, and equipment, net	125.8	124.0
Operating ROU assets	44.2	45.7
Goodwill	1,652.5	1,662.6
Intangible assets, net	763.5	806.9
Restricted cash	2.0	0.7
Other assets	24.4	24.7
Total assets	$3,048.9	$3,118.0
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$53.1	$59.4
Deferred contract revenue	72.1	73.0
Notes payable to third-parties, current	5.2	3.9
Operating lease liability, current	9.0	9.3
Accrued expenses and other current liabilities	74.0	75.4
Total current liabilities	213.4	221.0
Notes payable to third-parties, non-current	805.5	806.8
Warrant liabilities	48.2	68.1
Operating lease liability, non-current	39.1	40.6
Deferred income taxes, non-current	149.4	161.0
Other liabilities	36.1	36.5
Total liabilities	1,291.7	1,334.0
Commitments and contingencies (Note 9)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 199,523,392 shares issued and outstanding at March 31, 2022; 199,523,292 shares issued and outstanding at December 31, 2021	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 8,560,540 issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	1,853.4	1,845.5
Accumulated deficit	(149.3)	(131.6)
Accumulated other comprehensive (loss) income	(34.9)	(20.7)
Mirion Technologies, Inc. (Successor) stockholders’ equity (deficit)	1,669.2	1,693.2
Noncontrolling interests	88.0	90.8
Total stockholders’ equity (deficit)	1,757.2	1,784.0
Total liabilities and stockholders’ equity (deficit)	$3,048.9	$3,118.0

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Successor	Predecessor
	Three Months Ended March 31, 2022	Three months ended March 31, 2021
Revenues:
Product	$116.9	$126.6
Service	46.3	39.6
Total revenues	163.2	166.2
Cost of revenues:
Product	74.8	82.8
Service	24.0	20.9
Total cost of revenues	98.8	103.7
Gross profit	64.4	62.5
Operating expenses:
Selling, general and administrative	90.9	60.4
Research and development	7.1	11.0
Total operating expenses	98.0	71.4
(Loss) income from operations	(33.6)	(8.9)
Other expense (income):
Third party interest expense	7.9	10.9
Related party interest expense	—	32.2
Foreign currency loss (gain), net	1.5	(4.0)
Change in fair value of warrant liabilities	(19.9)	—
Other expense (income), net	—	(0.2)
Loss before benefit from income taxes	(23.1)	(47.8)
Benefit from income taxes	(4.1)	(7.1)
Net loss	(19.0)	(40.7)
Loss attributable to noncontrolling interests	(1.3)	—
Net loss attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders	$(17.7)	$(40.7)
Net loss per common share attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders — basic and diluted	$(0.10)	$(6.18)
Weighted average common shares outstanding — basic and diluted	180.774	6.586

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Successor	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
OPERATING ACTIVITIES:
Net loss	$(19.0)	$(40.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrual of in-kind interest on notes payable to related parties	—	31.5
Depreciation and amortization expense	44.9	23.6
Stock-based compensation expense	7.9	(0.1)
Amortization of debt issuance costs	1.0	0.9
Provision for doubtful accounts	(0.2)	0.4
Inventory obsolescence write down	0.2	0.3
Change in deferred income taxes	(10.4)	(0.7)
Loss (gain) on disposal of property, plant and equipment	(0.7)	(0.3)
Loss (gain) on foreign currency transactions	1.5	(4.0)
Change in fair values of warrant liabilities	(19.9)	—
Other	0.1	1.7
Changes in operating assets and liabilities:
Accounts receivable	17.6	(5.5)
Costs in excess of billings on uncompleted contracts	(5.2)	(5.3)
Inventories	(0.9)	2.0
Prepaid expenses and other current assets	1.7	(6.5)
Accounts payable	(6.8)	15.7
Accrued expenses and other current liabilities	(0.9)	(13.8)
Deferred contract revenue	(0.3)	5.1
Other assets	—	(0.5)
Other liabilities	0.8	7.1
Net cash provided by operating activities	11.4	10.9
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash and cash equivalents acquired	—	(15.0)
Purchases of property, plant, and equipment and badges	(8.7)	(8.0)
Sales of property, plant, and equipment	0.8	—
Net cash used in investing activities	(7.9)	(23.0)
FINANCING ACTIVITIES:
Principal repayments	(0.4)	(7.5)
Other financing	(0.2)	0.2
Net cash provided by financing activities	(0.6)	(7.3)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1.0)	(1.6)
Net (decrease) increase in cash, cash equivalents, and restricted cash	1.9	(21.0)
Cash, cash equivalents, and restricted cash at beginning of period	85.3	108.7
Cash, cash equivalents, and restricted cash at end of period	$87.2	$87.7

Exhibit 99.1
News Release

Share Count
Consists of 180,773,392 shares of Class A common stock and 8,560,540 shares of Class B common stock outstanding as of March 31, 2022. Excludes (1) 18,750,000 founder shares which are shares of Class A common stock subject to vesting in three equal tranches, based on the volume-weighted average price of our Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 per share for any 20 trading days in any 30 consecutive trading day period, and such shares will be forfeited to us if they fail to vest within five years after October 20, 2021; (2) 27,249,879 shares of Class A common stock issuable upon the exercise of 8,500,000 private placement warrants and 18,749,879 publicly-traded warrants; (3) 1.0 million shares of Class A common stock underlying restricted stock units and 0.2 million shares of Class A common stock underlying performance stock units; and (4) any shares issuable from awards under our 2021 Omnibus Incentive Plan, which had 19,952,329 shares reserved for future equity awards (subject to annual automatic increases). The 8,560,540 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is of March 31, 2022 unless otherwise noted.
Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Adjusted Revenues is defined as GAAP revenues adjusted to remove the impact of purchase accounting on the recognition of deferred revenue.
Organic Adjusted Revenues is defined as Adjusted Revenues excluding the impact of foreign exchange rates as well as mergers and acquisitions in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (certain purchase accounting impacts related to revenues and inventory, restructuring and costs to achieve operational synergies, merger and acquisition expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted Net Income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (certain purchase accounting impacts related to revenues and inventory, restructuring and costs to achieve operational synergies, merger and acquisition expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.

Exhibit 99.1
News Release
Free Cash Flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment and purchases of badges.

Exhibit 99.1
News Release

The following tables presents reconciliations of certain non-GAAP financial measures for the applicable periods.
Mirion Technologies, Inc.
Reconciliation of Adjusted Revenue & Adjusted EBITDA
(In millions)

	Successor	Predecessor
	March 31, 2022	March 31, 2021
Revenue	$163.2	$166.2
Deferred revenue purchase accounting adjustment	—	4.3
Adjusted Revenue	$163.2	$170.5

Income from operations	$(33.6)	$(8.9)
Amortization	38.8	18.6
Depreciation - core	4.6	5.0
Depreciation - Mirion Business Combination step-up	1.6	—
Revenue reduction from purchase accounting	—	4.3
Cost of revenues impact from inventory valuation purchase accounting	6.3	4.7
Stock based compensation	7.8	(0.1)
Non-operating expenses	9.4	16.1
Other Income / Expense	—	0.2
Adjusted EBITDA	$34.9	$39.9
Income from operations as % of revenue	(20.6)%	(5.4)%
Adjusted EBITDA as % of adjusted revenue	21.4%	23.4%

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

Three Months Ended
March 31, 2022
Net loss attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders	$(17.7)
Loss attributable to non-controlling interests	(1.3)
GAAP net loss	$(19.0)
Cost of revenues impact from inventory valuation purchase accounting	6.3
Foreign currency (gain) loss, net	1.5
Amortization of acquired intangibles	38.8
Stock based compensation	7.8
Change in fair value of warrant liabilities	(19.9)
Non-operating expenses	9.4
Tax impact of adjustments above	(7.4)
Adjusted Net Income	$17.5

Weighted average common shares outstanding — basic and diluted	180.774
Dilutive Potential Common Shares - RSU's	—
Adjusted weighted average common shares — diluted	180.774

GAAP loss per share	$(0.10)
Adjusted earnings per share	$0.10